     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 27, 2006

                                                   REGISTRATION NO. 333-________

================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM S-8

                        REGISTRATION STATEMENT UNDER THE
                             SECURITIES ACT OF 1933

                                    SPSS Inc.
             (Exact name of registrant as specified in its charter)

            DELAWARE                                              36-2815480
(State or other jurisdiction of                               (I.R.S. Employer
 incorporation or organization)                              Identification No.)

                             233 SOUTH WACKER DRIVE
                             CHICAGO, ILLINOIS 60606
                    (Address of Principal Executive Offices)
                                   (Zip Code)

                           SECOND AMENDED AND RESTATED
                           2002 EQUITY INCENTIVE PLAN
                              (Full title of plan)

                                RAYMOND H. PANZA
                 EXECUTIVE VICE PRESIDENT, CORPORATE OPERATIONS,
                      CHIEF FINANCIAL OFFICER AND SECRETARY
                                    SPSS Inc.
                             233 South Wacker Drive
                             Chicago, Illinois 60606
                                 (312) 651-3000
                     (Name and address of agent for service)
          (Telephone number, including area code, of agent for service)

                                   Copies to:

                             David A. Schuette, Esq.
                           Mayer Brown Rowe & Maw LLP
                              71 South Wacker Drive
                             Chicago, Illinois 60606
                                 (312) 782-0600

                         CALCULATION OF REGISTRATION FEE

===============================================================================================================
                                                      Proposed maximum     Proposed maximum
Title of securities to be            Amount to be    offering price per   aggregate offering      Amount of
registered                          registered (1)        share (2)            price (3)       registration fee
---------------------------------------------------------------------------------------------------------------
Common Stock, $0.01 par value (4)      2,000,000            $33.52           $67,040,000          $7,173.28
===============================================================================================================

(1) Also registered hereby pursuant to Rule 416 of the Securities Act of 1933 are such additional and indeterminable number of shares as may be issuable due to the anti-dilution provisions of the plan.

(2) In accordance with Rule 457(c) under the Securities Act of 1933, the price per share of common stock has been calculated to be equal to the average of the high and low prices for a share of common stock as reported by the NASDAQ National Market on April 24, 2006, which is a specified date within five business days prior to the date of filing of this registration statement.

(3) Solely for the purpose of calculating the registration fee, the proposed aggregate offering price has been computed in accordance with Rule 457(h) under the Securities Act of 1933.

(4)  Including the related common stock purchase rights.

================================================================================

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Certain Documents by Reference

     The following documents, which have been filed by SPSS Inc., a Delaware corporation ("SPSS" or the "Registrant"), with the Securities and Exchange Commission (the "SEC" or "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated by reference herein and shall be deemed to be a part hereof:

     (a) The annual report of SPSS Inc. on Form 10-K filed with the SEC on March 6, 2006 for the fiscal year ended December 31, 2005;

     (b) The current report of SPSS Inc. on Form 8-K filed with the SEC on March 17, 2006.

     (c) The current report of SPSS Inc. on Form 8-K filed with the SEC on February 2, 2006.

     (d) The current report of SPSS Inc. on Form 8-K/A (Amendment No. 2) filed with the SEC on January 20, 2006.

     (e) The current report of SPSS Inc. on Form 8-K filed with the SEC on January 17, 2006.

     (f) The description of the common stock of SPSS Inc. contained in its registration statement filed with the SEC on Form 8-A dated August 4, 1993, as amended by Form 8-A12G/A dated August 31, 2004, pursuant to
          Section 12 of the Securities Exchange Act of 1934.

     In addition to the documents listed above, SPSS incorporates by reference into this registration statement all documents filed by SPSS with the SEC under Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold; provided, however, that unless otherwise stated, nothing contained herein shall be deemed to incorporate by reference into this registration statement information furnished to, but not filed with, the SEC. Any statement contained in any document, all or a portion of which is incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained or incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities

     Not applicable.

Item 5. Interests of Named Experts and Counsel

     Not applicable.

Item 6. Indemnification of Officers and Directors

     The SPSS certificate of incorporation provides for indemnification to the full extent permitted by the laws of the State of Delaware against, and with respect to, threatened, pending or completed actions, suits or proceedings arising from, or alleged to arise from, a party's actions or omissions as a director, officer, employee or agent of SPSS or of any other corporation, partnership, joint venture, trust or other enterprise which has served in such capacity at the request of SPSS if the acts or omissions occurred, or were or alleged to have occurred, while such party was a director or officer of SPSS. Generally, under Delaware law, indemnification will only be available where an officer or director can establish that he or she acted in good faith and in a manner which was reasonably believed to be in, or not opposed to, the best interests of SPSS.

     Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify any person made a party to an action, suit or proceeding (other than an action by, or in the right of, the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, if such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful.

     In addition, Section 145 provides that a corporation may indemnify any person made a party to an action, suit or proceeding by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation, against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

     Section 145 also provides that to the extent a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred in connection therewith.

     Under the applicable provisions of the Delaware General Corporation Law, any indemnification described above shall be made by the corporation only as authorized in the specific case upon a determination that the indemnification of the director, officer, employee or agent is proper under the circumstances because he or she has met the applicable standard of conduct. Such determination shall be made:

     (1) by the Board of Directors by a majority vote of directors who are not parties to such action, suit or proceeding, even though less than a quorum; or

     (2) by a committee of directors who are not parties to the action, suit or proceeding, as designated by a majority vote of such directors, even though less than a quorum; or

     (3) if no directors who are not parties to the action, suit, or proceeding exist, or if such directors so direct, by independent legal counsel in a written opinion; or

     (4) by the affirmative vote of a majority of the shares entitled to vote thereon.

Item 7. Exemption from Registration Claimed.

     Not applicable.

Item 8. Exhibits.

     See Exhibit Index which is incorporated herein by reference.

Item 9. Undertakings.

     SPSS hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by SPSS pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement;

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of SPSS's annual report pursuant to Section 13(a) or
Section 15(d) of the Exchange Act (and where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange
Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, in a primary offering of securities of SPSS pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, SPSS will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

          (i) Any preliminary prospectus or prospectus of SPSS relating to the offering required to be filed pursuant to Rule 424;

          (ii) Any free writing prospectus relating to the offering prepared by or on behalf of SPSS or used or referred to by SPSS;

          (iii) The portion of any other free writing prospectus relating to the offering containing material information about SPSS or its securities provided by or on behalf of SPSS; and

          (iv) Any other communication that is an offer in the offering made by SPSS to the purchaser.

     (6) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling SPSS pursuant to the foregoing provisions or otherwise, SPSS has been advised that in the opinion of the Commission this indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. If a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of SPSS in the successful defense of any action, suit or proceeding) is asserted by a director, officer or controlling person in connection with the securities being registered, SPSS will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether this indemnification by SPSS is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of the issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, SPSS certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on April 27, 2006.

                                     SPSS INC.


                                     By: /s/ Jack Noonan
                                         ---------------------------------------
                                         Jack Noonan
                                         President and Chief Executive Officer

                                POWER OF ATTORNEY

     KNOWN TO ALL PERSONS BY THESE PRESENTS, that each person whose signature appears immediately below constitutes and appoints Jack Noonan and Raymond H. Panza, or any one of them, his true and lawful attorney-in-fact and agent, each with full power of substitution for such person and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

              Signature                                       Title                               Date
              ---------                                       -----                               ----


/s/ Norman H. Nie                               Chairman of the Board of Directors            April 27, 2006
-----------------------------------
Norman H. Nie


/s/ Jack Noonan                          President, Chief Executive Officer and Director      April 27, 2006
-----------------------------------
Jack Noonan


/s/ Raymond H. Panza                  Executive Vice President, Corporate Operations, Chief   April 27, 2006
-----------------------------------                     Financial Officer
Raymond H. Panza                                          and Secretary


/s/ Marc D. Nelson                             Vice President, Corporate Controller           April 27, 2006
-----------------------------------              and Principal Accounting Officer
Marc D. Nelson



/s/ Charles R. Whitchurch                                    Director                         April 27, 2006
-----------------------------------
Charles R. Whitchurch


/s/ Merritt Lutz                                             Director                         April 27, 2006
-----------------------------------
Merritt Lutz


/s/ Michael Blair                                            Director                         April 27, 2006
-----------------------------------
Michael Blair


/s/ William B. Binch                                         Director                         April 27, 2006
-----------------------------------
William B. Binch


/s/ Kenneth H. Holec                                         Director                         April 27, 2006
-----------------------------------
Kenneth H. Holec


/s/ Michael E. Lavin                                         Director                         April 27, 2006
-----------------------------------
Michael E. Lavin

                                    SPSS INC.

                                  EXHIBIT INDEX

                                                                                           Incorporation
Exhibit                                                                                     by Reference
Number                            Description of Document                                 (if applicable)
-------                           -----------------------                                 ---------------
 4.1      Certificate of Incorporation of SPSS.                                           (a), Ex. 3.2

 4.2      By-Laws of SPSS.                                                                (a), Ex. 3.4

 4.3      Amended and Restated Rights Agreement, dated as of August 31, 2004, by and      (b), Ex. 4.2
          between SPSS Inc. and Computershare Investor Services LLC, as Rights Agent.

 4.4      Second Amended and Restated 2002 Equity Incentive Plan.                         (c), Appendix B

 5.1      Opinion of Mayer, Brown, Rowe & Maw LLP.

23.1      Consent of Grant Thornton LLP.

23.2      Consent of KPMG LLP.

23.3      Consent of Mayer, Brown, Rowe & Maw LLP (included in Exhibit 5.1).

24.1      Power of Attorney (included in the signature page to this Registration
          Statement).

----------
(a) Previously filed with Amendment No. 2 to the Registration Statement on Form S-1 of SPSS Inc. filed on August 4, 1993 (File No. 33-64732).

(b) Previously filed with Form 8-A12G/A of SPSS Inc. filed on August 31, 2004 (File No. 000-22194).

(c) Previously filed with the 2006 Proxy Statement of SPSS Inc., filed on March 28, 2006 (File No. 000-22194).